EXHIBIT 23

                                  JONES, JENSEN
                                 & COMPANY, LLC

                              ---------------------

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                        CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the use of our audit report dated March 3, 2000 in this Form 10-SB of Spectre Industries, Inc. for the year ended December 31, 1999, which is a part of this Form 10-SB and all references to our firm included in this Form 10-SB.


/s/ Jones, Jensen & Company
Jones, Jensen & Company
Salt Lake City, Utah
May 8, 2000

50 South Main Street
Suite 1450
Salt Lake City, Utah 84144
Phone (801) 328-4408
Facsimile (801) 328-4461


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